LCNB Operations Center, Lebanon OH Investor Presentation Second Quarter 2024 NASDAQ: LCNB

Forward Looking This presentation, as well as other written or oral communications made from time to time by us, contains certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. These forward-looking statements regarding future events and circumstances involve known and unknown risks, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, uncertainties and other factors that may cause our actual results, levels of activity, financial condition, performance or achievements to be materially different from any future results, levels of activity, financial condition, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions, estimates or judgments by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include: • changes in competitive and market factors that might affect our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under the Basel III capital standards; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition or investment transactions; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • targeted or estimated returns on assets and equity, growth rates and future asset levels; • our ability to attract deposits and other sources of liquidity and capital; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, as well as changes in borrowers’ payment behavior and creditworthiness; • changes in our capital structure resulting from future capital offerings or acquisitions; • inflation, interest rate, securities market and monetary fluctuations; • the effects on our mortgage warehouse lending and retail mortgage businesses of changes in the mortgage origination markets, including changes in monetary policies, interest rates and the regulation of mortgage originators, services and securitizers; These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, financial condition, performance or achievements. Accordingly, there can be no assurance that actual results will meet our expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law. • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to grow, increase market share and control expenses, and maintain sufficient liquidity; • volatility in the credit and equity markets and its effect on the general economy; • the potential for customer fraud; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and • material differences in the actual financial results of merger and acquisition activities compared with expectations. Forward Looking L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2P A G E

About LCNB LCNB Corp. | Q2, 2024 Investor Presentation

Successfully Serving Our Communities for over 145 Years

LCNB has grown to become one of the largest community banks in Ohio

2024 and Beyond
Acquisitions Create Opportunities for a Successful Future

The acquisitions of Cincinnati Bancorp and Eagle Financial Bancorp have enhanced LCNB's scale, accelerated LCNB's expansion, and created more opportunities for LCNB to support its communities

2020 - 2023
Supporting Communities Throughout the Pandemic

LCNB remained focused on transforming its business to align with the financial needs of its customers, staying true to LCNB's community banking values, while strategically investing in the Company's team, systems, and products.

2013 -2019
Accelerated Growth Through Acquisitions

LCNB completed four successful acquisitions during this period. LCNB acquired banks that had similar cultures, and markets with strong core customer demographics.

2008 - 2012
Managing the Great Financial Crisis & Recovery

Safety and soundness have long been a hallmark of LCNB. This approach served LCNB well through the great financial crisis. LCNB remained profitable and charge-offs peaked at 0.44% of average loans in 2010.

1977 - 2007
Branch Expansion & Organic Growth

In 1977, LCNB had 50 employees and 3 offices. In 1984, LCNB exceeded $100 million in assets for the first time. By 2001, LCNB grew to 18 offices, 250 employees, and $480 million in assets.

1878 - 1976
Economic Growth in Warren County

Warren County grew from 27,000 residents to nearly 100,000 in this 100-year period. LCNB was a valued local financial institution that supported the local economy.

1877
Founding

Originally founded in 1877 as the Lebanon National Bank, LCNB National Bank has evolved significantly over 145 years of existence.

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY
PAGE 4

Compelling Community Banking Presence

Operating in robust and growing Ohio markets



Cincinnati Counties
Dayton Counties
Columbus Counties
Micropolitan Counties

Market Highlights

Cincinnati Market	• Market includes 16 counties in OH, KY and IN • MSA is the 30th largest in the U.S. • Population: 2.2 million • Fastest growing air cargo hub in North America supported by Amazon's $1.5 billion Prime Air • Key industries include: Biohealth, Business and Professional Services, Advanced Manufacturing, and Technology
Dayton Market	• Market includes 10 Western OH Counties • MSA is the 73rd largest in the U.S. • Population: 1.8 million • Wright-Patterson Air Force Base is the state's largest single-site employer • Key industries include: Advanced Manufacturing, Aerospace and Defense, Agriculture, Bioscience, and Logistics
Columbus Market	• Market includes 11 Central OH counties • MSA is the 32nd largest in the U.S. • Population: 2.2 million • 17 Fortune 1,000 HQs, and 52 colleges and universities • $20+ billion investment from Intel for two new chip factories • Key industries include: Government, Education, Logistics, Business Services, Technology, and Manufacturing
Chillicothe and Ross Markets	• Conveniently located between Columbus, OH, Cincinnati, OH and Charleston, WV • 60% of the U.S. population is within a day's drive from Ross County • Honda Motor and LG Energy Solution investing $3.5 billion and creating 2,200 jobs for EV Battery Plant • Key industries include: Manufacturing, Food Processing, Paper, Pet, and Healthcare

Among Largest Banks in Ohio

According to the June 2023 FDIC Market Share Report, LCNB is the 27th largest bank in the state of Ohio

Fastest Growing Ohio Counties

LCNB's markets include 9 of the top 10 fastest growing counties in Ohio according to www.stacker.com

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY

PAGE 5

Quarterly Financials Growing Southwest Ohio Market Presence LCNB is now the 8th largest bank based on deposits in the Cincinnati MSA • Cincinnati Bancorp, Inc. acquisition completed on November 1, 2023 • Eagle Financial Bancorp, Inc. acquisition completed on April 12, 2024 • Quickly completed data processing conversions • LCNB has added significant exposure across the greater Cincinnati region Increased Scale within Cincinnati Region • Creates a premier community banking institution in Southwestern Ohio and Northern Kentucky markets • Provides customers with additional financial products, services and opportunities • Compelling opportunities to provide CNNB and EFBI customers with LCNB Wealth Management services Robust Growth Potential • One-time merger-related expenses are expected to continue throughout the first half of 2024 • Management believes the Company is well positioned for earnings growth to reaccelerate in the fourth quarter of 2024 Compelling Long-Term Financial Opportunity CNNB Branch Eagle Branch Cincinnati Market LCNB Branch L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 6P A G E

Where Does LCNB Stand Today?

A proven platform that drives our history of strong operating and financial performance

Pillars of Success

Attractive Markets
Over 30 bank offices in Southwestern and South-Central Ohio and Northern Kentucky representing fast growing markets with above average household incomes and favorable business landscape

Diverse Services
Personal Banking, Business Banking, and Wealth Management support robust levels of noninterest income

Compelling Scale
One of the largest community banks in Ohio with $2.4 billion in total assets, and over 70,000 Personal, Business and Wealth customers

Experienced Leadership
Leadership team has ~30-year average tenure within banking sector, and Board of Directors and Management Team are aligned on strategies underway to create long-term value

Strong Performance
Compelling financial model has produced a 7.3% CAGR in adjusted net income from 2013 to 2023, which supports attractive dividend and share repurchase programs

Excellent Asset Quality
Proven asset quality throughout multiple cycles, including the Great Financial Crisis and the global COVID-19 pandemic

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY PAGE 7

LCNB CORP.

Corporate Purpose: Go Further Together

Committed to serving all stakeholders

Customers & Communities	Teammates	Shareholders
Every product and service is crafted to make a difference for our customers	Committed to nurturing our associates through tangible career growth and development programs	Focused on producing strong and consistent performance
Personal, commercial, and wealth management solutions to fit every customer's unique needs	Established Employee Assistance Program, LCNB Care Center, and Health and Wellness Committee	Track record of profitability and strong asset quality
LCNB's CRA-qualified donations touched all 11 counties in which the Bank has branch offices	Diversity, Equity and Inclusion Council to promote an environment where diversity is better understood and celebrated	Never decreased or suspended its dividend
Tradition of supporting communities through donations, volunteerism, and service	LCNB has achieved 25% Board Diversity, in part through seven new Directors being added since 2018	Committed to long-term growth strategies to drive value for shareholder

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY PAGE 8

Strategic Transformation LCNB Corp. | Q2, 2024 Investor Presentation

Growth Oriented Strategic Plan

Strategic plan focused on producing strong and consistent performance

Balance Growth
Focusing on profitable growth without compromising credit standards

Diversify Revenues
Multiple sources of revenue support high levels of noninterest income

Focus on Profitability
Proactively control costs, pricing and asset quality

Return Capital to Shareholders
Longstanding dividend policy and share repurchase program

Successfully Integrate M&A Opportunities
Focused on opportunities that drive strong ROI

Continual and Strategic Transformation
Align offerings and services with customer needs

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY

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Diverse Financial Services Personal and Business Banking Services, combined with Wealth Management, deliver high levels of noninterest income $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 TTM 2013 – 2023 Growth Growing revenue streams has supported an increase of 70% in noninterest income over the past 10 years Strong Fiduciary Income In 2023, 46.0% of LCNB’s noninterest income is derived from fiduciary income Improving Against Peer LCNB’s noninterest income to average assets has improved against peer, moving up from the median to the top third of banks in its $1.0 billion to $3.0 billion peer group Annual Noninterest Income (in thousands) L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 1P A G E

Expanding Wealth Management Opportunities

LCNB is well positioned to grow its wealth management platform as other community banks do not offer independent wealth management capabilities, and many larger competitors fall short of LCNB's level of customer service

Wealth Management Assets
(in thousands)

2018-2023 **CAGR Growth: 16.0%**


$571,300
$1,199,160
$1,317,392
2018
2023
Q2 2024

Fiduciary Income
(in thousands)

2018-2023 **CAGR Growth: 12.4%**


$3,958
$7,091
$7,604
2018
2023
TTM

Wealth Management Growth Drivers

1

Comprehensive Product Portfolio
LCNB's Wealth Management solutions includes Investments & Guided Wealth Portfolios, Annuities & Insurance, Tax & Financial Planning, Retirement, Estate & Tax Planning, and Trust Administration

2

Local Service and Presence
All Trust and Investment officers are located within LCNB's markets, focused on being responsive to clients' needs and providing solutions without 800 numbers or out-of-market support

3

Trust Expertise
The wealth team is comprised of credentialed staff, including CFPs, CFAs, and attorneys who share extensive experience and expertise

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY
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LCNB’s established digital strategy further extends the Company’s robust digital and mobile platforms compared to other community banks Digital Trends and Strategy Investing in Secure Digital and Mobile PlatformsDigital Transactions: Up 15.5% Year-over-Year 28,000 29,000 30,000 31,000 32,000 33,000 34,000 35,000 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 Paperless Accounts: Up 12.1% Year-over-Year Updated debit card processing system to improve efficiencies and client service Growing secure messaging capabilities within online and mobile apps. Immediate customer adoption; ~10% of call volume through chat e-sign capabilities, digital document capture, and automated workflows to increase efficiencies and improve client experience 260,000 280,000 300,000 320,000 340,000 360,000 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 Supporting Digital Growth and Customer Engagement Investing in technology to match customer needs Focused on expanding digital marketing efforts and reach, while optimizing physical branch presence L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 3P A G E

Digital Trends and Strategy Dedicated to Providing Responsive, Local and Leading Service Continual investments to drive productivity, while maintaining a superior level of service The Value of a Local and Responsive Bank “Our business is like an airline. It’s expensive whether we’re busy or not, and it’s particularly expensive to expand. The banking relationship is important for us. We need a flexible, responsible partner, and LCNB has proven to be exactly that.” (full testimonial) Sam Strotman, E-BEAM’s President & COO Continual Product Investments Provide modern banking solutions that fit customers' individual needs Optimize Branch Network Invest in modern, efficient, accessible and client focused offices Provide Superior Service via Local Bankers Provide communities with access to experienced bankers and ensure quick and local support L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 4P A G E

$- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q2 2024 Brokerage Accounts Cash Management Mortgage Loans Serviced Wealth LCNB Corp. Assets Successful Strategic Transformation From 2013 to 2023, Total Assets Managed increased at a 10.7% CAGR (in thousands) L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 5P A G E

Financial and Operating Highlights LCNB Corp. | Q2, 2024 Investor Presentation

2024 Second Quarter Financial Highlights

Excellent asset quality, and record total assets support compelling financial model

Total Assets ($ in billions)



$1.95
$2.37
Q2 2023
Q2 2024

- Total assets reached a record of $2.37 billion
- Loans, net increased 20.9% year-over-year to $1.73 billion, compared to $1.43 billion at June 30, 2023, primarily from the contribution of organic loan growth and the completion of the Cincinnati Federal and Eagle acquisitions
- Total net loans increased 2.1% organically, or by $30.4 million, from the same period a year ago

Nonperforming Assets to Total Assets



0.04%
0.13%
Q2 2023
Q2 2024

- Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, increased to $3.0 million, or 0.17% of total loans at June 30, 2024, compared to $707,000 or 0.05% of total loans at June 30, 2023
- The year-over-year increase in nonaccrual loans was primarily due to one CRE relationship, representing a balance of $2.6 million

EPS, Diluted



$0.15
$0.20
$0.07
$0.29
Q1 2024
Q2 2024
GAAP
Adjusted

- One-time operating expenses associated with the recent acquisitions has impacted LCNB's historic levels of profitability
- On a sequential basis, earnings per share have started to accelerate as the benefits of the acquisitions start to contribute to LCNB's financial model

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY
PAGE 17

Cumulative Shares Repurchased (in thousands) • From 2020 – 2023, LCNB has repurchased 2,036,356 shares of its outstanding common stock • At June 30, 2024, LCNB had 315,047 shares remaining under its February 2023 share repurchase program Cash Dividend (*2024 annualized) $0.73 $0.77 $0.81 $0.85 $0.88 2020 2021 2022 2023 Q2 2024* • Five consecutive years of dividend increases • From 2020 to 2023, LCNB’s regular cash dividend payment has increased at a CAGR of 5.2% • For the second quarter ended June 30, 2024, LCNB paid $0.22 per share in dividends, a 4.8% increase from $0.21 per share in the second quarter of last year Capital Allocation Compelling financial model supports diverse capital allocation strategies L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 8P A G E 0 500 1,000 1,500 2,000 2,500 2020 2021 2022 2023 Q2 2024 • From 2020 – 2023, LCNB has returned $75.5 million of capital back to shareholders, which included $38.3 million in dividends and $37.2 million in share repurchases. $11.3 $18.0 $32.9 $13.3 2020 2021 2022 2023 Total Capital Returned to Shareholders (in millions)

Robust Capital Levels Supports strategic and organic growth objectives Average Loans to Deposits 84.8% 83.5% 89.5% 92.5% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2021 2022 2023 Q2 2024 • With the addition of Cincinnati Federal, LCNB had over 70,000 consumer, public fund, small business and non-profit checking and savings accounts • Loan to deposit ratio is in the 65th percentile, higher then the UBPR peer group Total Risk-Based Capital at LCNB National Bank $181,111 $188,466 $190,285 $183,476 $175,000 $180,000 $185,000 $190,000 $195,000 2021 2022 2023 Q2 2024 • Total risk-based capital exceeds well-capitalized threshold • Average equity-to-asset ratio of 10.14% for the 2024 second quarter L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 1 9P A G E

• Off balance sheet insured cash sweep program • Total deposits increased 21.7% year-over-year to $1.94 billion, and increased 6.8% organically • Noninterest-bearing stood at 23.1% of total deposits • Cost of interest-bearing demand and money market deposits were 2.22% • LCNB’s core deposits as a percentage of total assets is in the top third of its $1 – $3 billion bank peer group • Cost of total interest-bearing deposits was 2.57%, which is better than LCNB’s peer group Overview (at June 30, 2024) Deposit Trends (in thousands) Core Deposits to Total Deposits Deposit Performance Prudent management of local and stable deposit base $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 2019 2020 2021 2022 2023 Q2 2024 Interest Bearing Noninterest Bearing 96.5% 97.6% 98.5% 99.0% 97.6% 94.7% 2019 2020 2021 2022 2023 Q2 2024 L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 0P A G E

7.2% 64.4% 26.4% 1.3% 0.7% Commercial and industrial Commercial real estate Residential real estate Consumer Agricultural Other • Products include commercial and industrial loans, commercial and residential real estate loans, agricultural loans, construction loans, various types of consumer loans, and SBA loans • Loans, net at June 30, 2024, increased 20.9% year-over- year to $1.73 billion • Not including the Cincinnati Federal and Eagle acquisitions, total net loans increased 2.1% organically, or by $30.4 million, from the same period a year ago Overview Loans, Gross (by Industry Type) Average Earning Assets to Average Total AssetsLoans, Net (in thousands) $- $500,000 $1,000,000 $1,500,000 $2,000,000 2019 2020 2021 2022 2023 Q2 2024 90.1% 89.1% Lending Overview LCNB’s local and individual lending culture drive loan growth Q2 2023 Q2 2024 L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 1P A G E

Q2 2024 Commercial Secured by Real Estate Breakdown Top CRE Categories (includes non-owner occupied and owner occupied) 47% 20% 3% 20% 10% Non-Owner Occupied Owner Occupied Farmland Multi-Family Secured Construction Loans Category Balance % of CRE Portfolio Multi-Family $277.0 mil. 27% Retail $167.2 mil. 17% Office $124.9 mil. 12% Mixed Use $97.8 mil. 10% Hotel/Motel $79.8 mil. 8% Self Storage $45.7 mil. 5% Remainder $220.4 mil. 21% Total $1,012.8 mil. 100% 10-Year CRE Portfolio Growth ($ in millions) Overview $- $200 $400 $600 $800 6/30/2014 6/30/2024 Non-Owner Occupied Owner Occupied • Diverse and high-performing CRE portfolio • Office portfolio is approximately 7.2% of loans, net of allowance • Office portfolio encompasses properties primarily in Ohio • CRE loans are generally originated with a 75% to 85% maximum loan-to-appraised value ratio, depending upon borrower occupancy with the total portfolio carrying a sub 65% loan-to-value CRE Trends Track record of managing a high-quality and growing CRE portfolio L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 2P A G E

0.14% 0.19% 0.44% 0.39% 0.18% 0.08% 0.21% 0.18% 0.06% 0.05% 0.03% 0.02% 0.03% 0.00% 0.01%0.01% 0.00% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q2 2024 Net Charge-Offs to Average Loans • Proven asset quality throughout multiple cycles • Net charge-offs peaked to a level of 0.44% during the great financial crisis in 2010, which was well below peer levels and in the last 10 years net charge-offs to average loans have consistently remained below OH, KY and IN peers • For the three months ended, June 30, 2024, net charge-offs were $18,000 or 0.00% of average loans, compared to net charge- offs of $33,000 in the same period last year Asset Quality Excellent asset quality is a longstanding hallmark of LCNB L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 3P A G E

Net Interest Income After Provision for Credit Losses, Annually Annual Diluted EPS $- $5,000 $10,000 $15,000 $20,000 $25,000 2018 2019 2020 2021 2022 2023 Annual Net Income • 2023 profitability impacted primarily by one-time acquisition related operating and provision expenses and higher interest expense • Core profitability remains solid and supported by record annual non-interest income • Strong adjusted full year returns at December 31, 2023: ‒ Adjusted return on average equity: 8.58% ‒ Adjusted return on average assets: 0.89% Focused on Maintaining Strong Profitability $- $0.50 $1.00 $1.50 $2.00 $2.50 2018 2019 2020 2021 2022 2023 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2018 2019 2020 2021 2022 2023 Annual Earnings Growth (charts in thousands, expect annual diluted EPS) LCNB has a history of high levels of profitability and strong earnings growth 2023 adjusted net income included $5.2 million of one-time merger related costs 2023 adjusted EPS included $0.46 of one-time merger related costs L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 4P A G E

LCNB CORP.

Recent Tangible Book Value Drivers

2018 Columbus First Acquisition


$11.64
$11.14
$14.33
12/31/17
6/30/18
12/31/21

- One-time acquisition costs and 3,253,060 shares associated with the acquisition reduced tangible book value per share by $0.50, or by 4.3%
- LCNB ended 2018 with a tangible book value per share of $11.67
- From June 30, 2018 to December 31, 2021, LCNB's tangible book value expanded by $3.19 per share, representing an 8.8% CAGR

2019 – 2022 Stock Repurchases


$14.33
$12.48
$12.72
12/31/21
12/31/22
9/30/23

- From January 1, 2019 to December 31, 2022 LCNB repurchased 2,236,443 shares of its common stock at an average price of $18.19 per share
- Repurchase activity reduced LCNB's share count by 16.8% prior to the repurchase
- Average price of share repurchases is much lower than $18.19 when factoring in dividend savings associated with the repurchases

2023 – 2024 Acquisitions


$12.72
$11.42
$11.26
$10.08
9/30/23
12/31/23
3/31/24
6/30/24

- As expected, the December 2023 Cincinnati Bancorp and the April 2024 Eagle Financial acquisitions have temporarily reduced LCNB's tangible book value per share, primarily due to one-time acquisition costs and a total increase of 2,960,726 shares associated with the acquisitions.
- Cincinnati Bancorp and Eagle Financial are expected to have tangible book value earn-backs of approximately 2.3 years, and approximately 2.1 years, respectively

From January 1, 2017, to June 30, 2024, LCNB paid $67.2 million, or approximately $4.75 per share in cumulative dividends, which reduced retained earnings and tangible book value

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY
PAGE 25

Corporate Governance LCNB Corp. | Q2, 2024 Investor Presentation

DIVIDEND HIGHLIGHTS 2024 second quarter cash dividend increased 4.8% over the prior year period At June 30, 2024, LCNB’s dividend yield was 6.3% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 From 2018 to 2023, LCNB’s annual dividend has increased at a 5.5% CAGR Longstanding and Growing Dividend Strong balance sheet and compelling financial model supports growing dividend policy ¹ 2024 Dividend Annualized L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 7P A G E

Name & Principal Occupation Age Director Since Independent Significant Shareholder Banking Sector Corporate Finance Wealth Management Bob Bedinghaus Former CEO of Cincinnati Bancorp Mary E. Bradford Former IT Executive, GE Aviation 67 2018 Spencer S. Cropper, Chairman CPA for Stolle Properties, Inc 50 2006 Steve P. Foster Former President and CEO of LCNB 70 2005 William G. Huddle Former Banker 67 2018 Craig M. Johnson Certified Public Accountant 67 2019 Michael J. Johrendt Attorney at Johrendt & Holford 69 2018 William H. Kaufman Attorney at Kaufman & Florence 79 1982 Anne E. Krehbiel Attorney at Krehbiel Law Office 67 2010 Takeitha W. Lawson Former director at altafiber 43 2021 Eric J. Meilstrup President & CEO of LCNB 55 2018 Stephen P. Wilson Former CEO of LCNB 72 1982 Experience Board of Directors Accomplished and well-versed Board of Directors 64 2023 L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 8P A G E

Robert C. Haines II EVP, Chief Financial Officer Mr. Haines has been the CFO of LCNB for 14 years, after serving in a variety of finance, IT, and operational positions during his nearly 30-year tenure at LCNB. Bradley A. Ruppert EVP, Chief Investment Officer Mr. Ruppert joined LCNB in 2008 and has 23 years of investment, finance, and community experience. Matthew P. Layer EVP, Chief Lending Officer Mr. Layer has been with LCNB for 40+ years. His position as Chief Lending Officer started in 2008 after serving in varying lending functions within the bank. Annie S. Joseph SVP, Branch Administrator Ms. Joseph joined LCNB in 2006 and has over 20 years in the banking industry. Jackie A. Manley SVP, Wealth & Taxes Ms. Manley started at LCNB in 2013 and has extensive experience in tax and wealth management. Ann M. Smith SVP, Deposit Operations Ms. Smith has held a variety of leadership positions with LCNB during her 35-year career. Eric J. Meilstrup President & Chief Executive Officer Mr. Meilstrup has served in a variety of executive, operational, customer service, and HR roles throughout his 30+ year tenure at LCNB. Lawrence P. Mulligan Jr. EVP & Chief Operating Officer Mr. Mulligan joined LCNB in 2018 and has 30+ years of banking, finance, and community experience. Michael R. Miller EVP & Chief Wealth Officer Mr. Miller joined LCNB in 2017. He has more than 38 years of legal, trust, and wealth management experience. Patricia L. Walter EVP & Director of Risk Management Ms. Walter joined LCNB in 2024 with the acquisition of EAGLE.bank and has 19 years of banking experience. She was formerly the president of EAGLE.bank. Laura K. Tiller SVP, HR & Talent Development Ms. Tiller joined LCNB in 2019, bringing 30 years’ experience in human resources and operations leadership in the food retail industry. Jeff D. Meeker SVP, Chief Credit Officer Mr. Meeker joined LCNB in 2013 with the acquisition of Citizens National Bank and he has over 35 years of banking experience. Brian N. Bausmith SVP, IT & Data Security Mr. Bausmith has led the IT group at LCNB for 14 years. He has held several positions at the bank during his 35-year career. Management Team Seasoned management team of experienced bankers L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 2 9P A G E

Summary

*LCNB is focused on moving **Further Together** to create value for all the Company's stakeholders*

- *Growth-oriented community bank dedicated to creating significant long-term shareholder value*
- *Business model focused on providing diverse financial services and an above-average level of fee income*
- *History of strong financial performance*
- *Strong, competitive position within large, compelling, and distinct Ohio markets offering significant market share growth potential*
- *Experienced and motivated management team*
- *Ongoing commitment to maintaining strong governance by adding highly-qualified, independent individuals to the Board*
- *Management team and Board of Directors are aligned on strategic growth priorities aimed at delivering strong financial results as an independent community bank for many years to come*
- *Proven acquisition strategy*

Balancing Customer Needs with Prudent Risk Management
"When you get a commitment from bankers and they don't ask any questions, that's a red flag. You don't want to partner with a bank that doesn't understand the risk. LCNB goes the extra mile to do their due diligence." (full testimonial)
Jon Blackham, PLK Communities' CFO



LCNB CORP. | Q2, 2024 INVESTOR SUMMARY PAGE 30

Appendix LCNB Corp. | Q2, 2024 Investor Presentation

Annual Financials

Dollars in thousands (except per share data)	2019	2020	2021	2022	2023
Net interest income	54,406	56,218	57,124	61,042	56,349
Provision for (recovery of) credit losses	207	2,014	(269)	250	2,077
Noninterest income	12,348	15,741	16,232	14,288	15,411
Noninterest expense	43,522	45,785	48,040	48,134	54,423
Income before income taxes	23,025	24,160	25,585	26,946	15,260
Income taxes	4,113	4,085	4,611	4,818	2,632
Net income	18,912	20,075	20,974	22,128	12,628
Net interest margin	3.71%	3.70%	3.45%	3.55%	3.14%
Fee Income/Total Income	15.92%	19.79%	20.97%	17.85%	16.22%
Total assets	1,639,308	1,745,884	1,903,629	1,919,398	2,291,592
Loans, net	1,239,406	1,293,693	1,363,939	1,395,632	1,712,946
Total deposits	1,348,280	1,455,423	1,628,819	1,604,970	1,824,389
Book value per share	17.63	18.73	19.22	17.82	17.86
Tangible book value per share	12.78	13.93	14.33	12.48	11.16
Earnings per share, diluted	1.44	1.55	1.66	1.93	1.10
Cash dividend (per share)	0.69	0.73	0.77	0.81	0.85
Dividend pay-out ratio	47.92%	47.10%	46.39%	41.97%	77.27%
Return on average assets	1.15%	1.18%	1.13%	1.16%	0.63%
Return on average tangible equity	11.72%	11.53%	11.67%	14.96%	8.54%

LCNB CORP. | Q2, 2024 INVESTOR SUMMARY
PAGE 32

Quarterly Financials Quarterly Financials Dollars in thousands (except per share data) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Net interest income 14,177 13,571 14,659 13,895 15,217 Provision for (recovery of) for credit losses 30 (114) 2,218 125 528 Noninterest income 3,646 3,578 4,606 3,929 4,080 Noninterest expense 12,078 12,244 17,576 15,472 17,825 Income before income taxes 5,715 5,019 (529) 2,227 944 Income taxes 1,021 949 (236) 312 19 Net income 4,694 4,070 (293) 1,915 925 Net interest margin 3.28% 3.04% 2.99% 2.72% 2.86% Fee Income/Total Income 16.31% 15.39% 16.50% 13.70% 13.43% Total assets 1,950,763 1,981,668 2,291,592 2,283,151 2,371,313 Loans, net 1,431,295 1,450,472 1,712,946 1,645,797 1,725,477 Total deposits 1,596,709 1,616,890 1,824,389 1,858,493 1,943,060 Book value per share 18.20 18.10 17.86 17.67 17.33 Tangible book value per share 12.81 12.72 11.42 11.26 10.08 Earnings per share, diluted 0.42 0.37 (0.02) 0.15 0.07 Cash dividend (per share) 0.21 0.21 0.22 0.22 0.22 Dividend pay-out ratio 50.00% 56.76% NM 146.67% 314.29% Return on average assets 0.98% 0.82% (0.05)% 0.34% 0.15% Return on average tangible equity 13.07% 11.21% (O.72)% 4.39% 2.02% L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 3 3P A G E

Quarterly Financials Reconciliation of Net Income Less Tax-Effected Merger-Related Costs Three Months Ended Dollars in thousands (except per share data) 6-30-2023 9-30-2023 12-31-2023 3-31-2024 6-30-2024 Net income 4,694 4,070 (293) 1,915 925 Merger expense add back 415 302 3,914 775 2,320 Provision add back - - 1,722 - 763 Loss on sale of acquired loans - - - - 843 Tax effect (63) (3) (1,102) (90) (773) Adjusted net income 5,046 4,369 4,241 2,600 4,078 Adjusted basic and diluted earnings per share 0.45 0.40 0.34 0.20 0.29 Adjusted return on avg. assets 1.05% 0.88% 0.77% 0.46% 0.68% Adjusted return on avg. equity 9.92% 8.50% 7.62% 4.45% 6.72% L C N B C O R P . | Q 2 , 2 0 2 4 I N V E S T O R S U M M A R Y 3 4P A G E

35 lcnbcorp.com NASDAQ: LCNB LCNB National Bank | 2 N. Broadway, Lebanon, OH 45036 lcnb.com | shareholderrelations@lcnb.com Member FDIC | Equal Housing Lender #furthertogether